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Exhibit 1.1

UNDERWRITING AGREEMENT

August 11, 2005

Tucows Inc.
96 Mowat Avenue
Toronto, Ontario
Canada M6K 3M1

Attention:    Elliot Noss
                    President and Chief Executive Officer

—and—

The Selling Shareholders as set forth on
Schedule II hereto

Dear Sirs/Mesdames:

        Subject to the terms and conditions stated herein, we understand that Tucows Inc., a corporation incorporated under the laws of the Commonwealth of Pennsylvania (the "Company"), proposes to issue and sell to a syndicate of several underwriters comprised of Desjardins Securities Inc., BMO Nesbitt Burns Inc., CIBC World Markets and Clarus Securities Inc. (the "Underwriters"), for whom Desjardins Securities Inc. is acting as representative (the "Representative"), 401,173 shares of common stock of the Company (the "Common Stock"). We further understand that the persons named in Schedule II hereto (the "Selling Shareholders") propose to sell to the Underwriters 21,823,827 shares of Common Stock (said shares of Common Stock to be issued and sold by the Company and said shares of Common Stock to be sold by the Selling Shareholders together hereinafter called the "Underwritten Securities"). At the option of the Underwriters, the Company also proposes, subject to the terms and conditions stated herein, to grant to the Underwriters an option (the "Over-Allotment Option") to purchase up to 2,889,250 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). The Prospectus (as defined below) shall also qualify the distribution of the Option Securities.

        In consideration of the agreement of the Underwriters to purchase the Securities and to offer them to the public pursuant to the Prospectus, the Company and the Selling Shareholders agree to pay to the Underwriters, at the Closing Time (as defined below), an aggregate of $1,200,150, being a fee equal to 6% of the gross proceeds from the sale of the Securities, or $0.054 per share. If the Over-Allotment Option is exercised, the Underwriters will also receive from the Company a fee of $0.054 per Option Security (collectively, the "Underwriting Fee").

        The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 18 hereof.

1    Representations, Warranties and Covenants.

  (i)
  The Company represents and warrants to, and agrees with, each Underwriter as set forth below:

          (a)   The Company has prepared and filed with the Commission a registration statement (No. 333-125843) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Underwriters. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the U.S. Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary U.S. Prospectus) as the Company has advised the Underwriters, prior to the Execution Time, will be included or made therein.

          (b)   The Company shall comply with, to the satisfaction of the Underwriters, all of the Canadian Securities Laws required to be complied with by the Company to qualify the Distribution of the Over-Allotment Option and the Securities in each of the provinces of Canada (the "Canadian Qualifying Jurisdictions") by or through the Underwriters, their affiliates and other properly registered Selling Firms who have complied with the relevant provisions of Canadian Securities Laws. To that end, the Company has prepared and filed with the Ontario Securities Commission (the "OSC"), as principal regulator under MRRS, and the other Canadian Securities Commissions, a preliminary base PREP prospectus relating to the Over-Allotment Option and the Securities in the English and French languages (the "Canadian Preliminary Prospectus") in accordance with the rules and procedures established pursuant to National Instrument 44-103 (the "PREP Procedures"). The Canadian Preliminary Prospectus has been filed with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions pursuant to National Policy 43-201. The Company has obtained a preliminary MRRS decision document issued by the OSC, in its capacity as principal regulator under MRRS, evidencing that preliminary receipts of the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions have been issued in respect of the Canadian Preliminary Prospectus. The Company may have filed one or more amendments to the Canadian Preliminary Prospectus, each of which has previously been furnished to the Underwriters. The Company will prepare and file, promptly after the execution and delivery of this Agreement, with the OSC and the other Canadian Securities Commissions, (i) a (final) prospectus in the English and French languages and all necessary related documentation in order to qualify the Securities in each of the Canadian Qualifying Jurisdictions in accordance with Ontario Securities Commission Rule 41-501 (the "Canadian Final Prospectus") and (ii) concurrent with or prior to the filing of the Canadian Final Prospectus, the Company shall file with the Canadian Securities Commissions a letter in accordance with Section 2.2 of National Instrument 44-103 indicating that the Company and the Selling Shareholders have opted out of the PREP Procedures. The Company shall co-operate in all respects with the Underwriters to allow and assist the Underwriters to participate in the preparation of the Canadian Final Prospectus, which shall be in a form satisfactory to the Underwriters. Collectively, the Canadian Preliminary Prospectus and the Canadian Final Prospectus, including any amendments thereto, are referred to as the "Canadian Prospectus". Collectively, the "Canadian Prospectus" and the "U.S. Prospectus" are referred to as the "Prospectus".

          (c)   The Company shall use its best efforts to ensure that at the opening of trading on the Closing Date, the Securities are approved for listing on AMEX, subject to official notice of issuance and evidence of satisfactory distribution;

          (d)   On the Effective Date, the Registration Statement did or will, and when the U.S. Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the U.S. Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the U.S. Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the U.S. Prospectus (together with any supplement thereto) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All information and statements contained in the Canadian Prospectus will, on the date of filing of the Canadian Prospectus and on the Closing Date and on any date on which the Option Securities are purchased if such date is not the Closing Date, be true and correct in all material respects and contain no misrepresentation (as that term is defined under Canadian Securities Laws) and constitute full, true and plain disclosure of all material facts relating to the Company, the Over-Allotment Option and the Securities, and no material fact or information has been omitted therefrom which is required to be stated therein or is necessary to make any statement or information contained therein not false or misleading in light of the circumstances in which it was made, and the Canadian Prospectus will, on the date of filing of the Canadian Final Prospectus and on the Closing Date, comply in all material respects with Canadian Securities Laws. Notwithstanding anything contained in this Section 1(i)(d) to the contrary, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the U.S. Prospectus (or any supplement thereto) or the Canadian Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement, the U.S. Prospectus (or any supplement thereto) or the Canadian Prospectus.

          (e)   The Company and each subsidiary listed on Annex A hereto (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized. The Company and each Subsidiary has the full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (f)    All the outstanding shares of common stock or other equity interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of common stock or other equity interests of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except as set forth in or contemplated in the Prospectus and except for any perfected security interest or any other security interests, claims, liens or encumbrances granted to the Company's lending or financial institutions.

          (g)   The Company has all requisite corporate power and authority, and on or before the Closing Date will have taken all actions required, to: (i) enter into this Agreement; (ii) grant the Over-Allotment Option in accordance with the provisions of this Agreement; (iii) issue, sell and deliver the Company Securities in accordance with the provisions of this Agreement; and (iv) to carry out all the terms and provisions hereof.

          (h)   The issued and outstanding share capitalization of the Company conforms in all material respects to the description thereof contained in the Prospectus.

          (i)    The issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable.

          (j)    The Company Securities have been authorized for issuance and, when certificates for such Company Securities are countersigned by the Company's transfer agent and registrar, and the Company has received payment therefor, such shares of Common Stock will be validly issued as fully paid and non-assessable shares in the capital of the Company.

          (k)   The Securities have been conditionally approved for listing on the TSX, subject only to compliance with the requirements set out in the TSX's conditional approval letter dated July 20, 2005, a copy of which has been provided to the Underwriters; the certificates for the Securities have been duly approved and adopted by the Company and are in valid and sufficient form and comply with the requirements of the TSX and AMEX; the holders of the outstanding shares of Common Stock are not entitled to preemptive or other rights to subscribe for shares of Common Stock; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Common Stock or ownership interests in the Company are outstanding.

          (l)    There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

          (m)  This Agreement has been duly authorized, executed and delivered by the Company.

          (n)   The Company is not and, after giving effect to the offering and sale of the Company Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (o)   No consent, approval, authorization, filing with or order of any court or Governmental Authority or other third party, except those which have been or will, prior to the Closing Time be obtained, is required in connection with the transactions contemplated herein, except for the filing of the Canadian Final Prospectus with the Canadian Securities Commissions and except for such as have been obtained under the Act, under Canadian Securities Laws and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

          (p)   The execution and delivery of this Agreement, the grant of the Over-Allotment Option, the issue, sale and delivery of the Company Securities and the Company's performance or consummation of the transactions contemplated in this Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both): (i) the charter, articles or by-laws of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or bound or to which the property of the Company or its Subsidiaries is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.

          (q)   Except as disclosed in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement which have not been satisfied or waived.

          (r)   The consolidated historical financial statements of the Company and its consolidated Subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and the Canadian Securities Laws, have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and are not required to be reconciled to Canadian generally accepted accounting principles, except that any unaudited financial statements are subject to year-end adjustments. The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectus and the Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein. Any non-GAAP financial measures, if any, included in the Prospectus or the Registration Statement comply with the applicable requirements of the Act.

          (s)   No action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that: (i) could reasonably be expected to have a material adverse effect on the Company's ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (t)    Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except for any such properties that the failure to own or lease would not reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (u)   Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change in the condition (financial or otherwise), prospects, business, properties or results of operations of the Company and its Subsidiaries, taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v)   Neither the Company nor any Subsidiary is in violation or default of any provision of (i) its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) or (iii) above, for violations or defaults as would not reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (w)  KPMG LLP, who has audited certain financial statements of the Company and its consolidated Subsidiaries and delivered its report with respect to the audited consolidated financial statements included in the Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Act and is registered with the Public Company Accounting Oversight Board, and are independent public accountants as required under Canadian Securities Laws, and there has not been any disagreement (within the meaning of National Policy Statement

  No. 31) with KPMG. The Company has no reason to believe that its accountants, in their performance of work for the Company, are in violation of the auditor independent requirements of the Sarbanes Oxley Act.

          (x)   There are no transfer taxes or other similar fees or charges under the laws of Canada or any political subdivision thereof, U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

          (y)   Each of the Company and its Subsidiaries (i) has filed all Tax Returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and (ii) has paid all Taxes required to be paid by it, except for any such Taxes that are currently being contested in good faith or as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (z)   No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (aa) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, to the Company's knowledge, are usually insured by persons operating similar businesses; neither the Company nor any of its Subsidiaries has received any notice that its policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are not in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and the Company has not received notice of any claim by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto.

          (bb) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's securities, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).

          (cc) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, provincial, municipal or foreign regulatory authorities necessary to conduct their respective businesses, except for those the failure of which to possess would not be reasonably expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (dd) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ee) Except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of: (i) any significant deficiency or material weakness in the design or operation of the Company's internal control over financial reporting which is reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting occurred during or since the Company's most recent fiscal quarter that materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

          (ff)  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (gg) The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and the Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

          (hh) The Company and its Subsidiaries: (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") except for those that the failure of which to obtain or comply with would not be reasonably expected to have a Material Adverse Effect; (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, except for those that the failure of which to obtain or comply with would not be reasonably expected to have a Material Adverse Effect; and (iii) have not received written notice of any actual or potential liability under any Environmental Law, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) except for those that the failure of which to obtain or comply with would not be reasonably expected to have a Material Adverse Effect. Except as set forth in the Prospectus, to the Company's knowledge, neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          (ii)   The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"), has been satisfied by each "pension plan" (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its Subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the U.S. Internal Revenue Code of 1986 (the "Code"), as amended, has received a determination letter from the Internal Revenue Service that it is so qualified or is a prototype plan that is covered by the prototype sponsor's letter from the Internal Revenue Service; each of the Company and its Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its Subsidiaries maintains or is required to contribute to a "welfare plan" (as defined in Section 3(l) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than "continuation coverage" (as defined in Section 602 of ERISA)); to the knowledge of the Company, each pension plan and welfare plan established or maintained by the Company and/or one or more of its Subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA and the Code; and neither the Company nor any of its Subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

          (jj)   There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), except as would not have a Material Adverse Effect.

          (kk) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries has taken any action, directly or indirectly, that would violate the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any non-U.S. political party or official thereof or any candidate for non-U.S. political office, in contravention of the FCPA and the Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

          (ll)   Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (mm) The Subsidiaries listed on Annex A attached hereto are the only significant Subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

          (nn) The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trademark and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus: (a) to the Company's knowledge, there are no rights of third parties to any such Intellectual Property that would adversely affect the Company's rights with respect to such Intellectual Property; (b) to the Company's knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (f) the Company is unaware of any other fact which would form a reasonable basis for any such claim, there is no U.S. patent which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) to the Company's knowledge, there is no prior art that renders any U.S. patent held or licensed by the Company invalid or any U.S. patent application held or licensed by the Company unpatentable.

          (oo) Each of the employees of the Company responsible for, or who has a role in, the development of the Company's technology, has entered into an agreement with the Company assigning to the Company all intellectual property rights (including moral rights) to which such employee may have a claim that were created during the term of employment of the employee, and each current employee of the Company responsible for, or who has a role in, the development of the Company's technology, has entered into a reasonably appropriate confidentiality agreement with the Company.

          (pp) Except as disclosed in the Registration Statement and the Prospectus, the Company: (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters; and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

          (qq) Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Canada.

          (rr)  Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities other than this Agreement.

          (ss)  The Company has not distributed and will not distribute, prior to the completion of the Underwriters' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Prospectus or the Registration Statement, as applicable, and information included or derived therefrom.

        Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering and sale of the Securities shall be deemed a representation and warranty by the Company, as to all matters covered thereby, to each Underwriter.

          (ii)   Each Selling Shareholder severally and not jointly represents and warrants to, and agrees with, each Underwriter that:

          (a)   Such Selling Shareholder is the sole record and beneficial owner of the Securities to be sold by it hereunder, all of which Securities will be registered in the name of such Selling Shareholder as at the Closing Time;

          (b)   Such Selling Shareholder has and at the Closing Time will have, valid and marketable title to the Securities to be sold by it hereunder, free and clear of any liens, pledges, charges, encumbrances, security interests or other adverse claims whatsoever, other than those arising pursuant to this Agreement, and has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be sold by it hereunder, in accordance with this Agreement and free and clear of any liens, pledges, charges, encumbrances, security interests or other adverse claims whatsoever;

          (c)   delivery of the Securities to be sold by it hereunder to the Underwriters pursuant to this Agreement will pass title to the such Securities free and clear of any liens, pledges, charges, encumbrances, security interests or other adverse claims whatsoever;

          (d)   Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (e)   Certificates in negotiable form for such Selling Shareholder's Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Shareholder, in the form heretofore furnished to the Underwriters (the "Custody Agreement") with StockTrans, Inc., as custodian (the "Custodian"); the Securities represented by the certificates so held in custody for each Selling Shareholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Shareholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

          (f)    No consent, approval, authorization or order of any Governmental Authority or other third party, except those which have been or will, prior to the Closing Time be obtained, is required for the consummation by such Selling Shareholder of the transactions contemplated herein, except for the filing of the Canadian Final Prospectus with the Canadian Securities Commissions and except for such as may have been obtained under the Act and Canadian Securities Laws and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus and such other approvals as have been obtained.

          (g)   Neither the sale of the Securities being sold by such Selling Shareholder nor the consummation of any other of the transactions herein contemplated by such Selling Shareholder or the fulfillment of the terms hereof by such Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, articles or by-laws or other governing document of such Selling Shareholder or the terms of any indenture or other agreement or instrument to which such Selling Shareholder or any of its Subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Shareholder or any of its Subsidiaries of any Governmental Authority having jurisdiction over such Selling Shareholder or any of its Subsidiaries, except, in each case for such conflicts as would not have a material adverse effect on the financial condition or properties of the Selling Shareholder.

          (h)   Each Selling Shareholder listed in Schedule II has no reason to believe that the representations, warranties and covenants of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or is reasonably likely to adversely affect the business of the Company and its Subsidiaries, taken as a whole; and the sale of Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its Subsidiaries which is not set forth in the Prospectus or any supplement thereto.

          (i)    In respect of any statements in or omissions from the Registration Statement, the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Shareholder specifically for use in connection with the preparation thereof, such Selling Shareholder hereby makes the same representations, warranties and covenants to each Underwriter as the Company makes to such Underwriter under paragraph (i)(d) of this Section.

        Any certificate signed by any Selling Shareholder or its officers and delivered to the Representative or counsel for the Underwriters in connection with the offering and sale of the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to all matters covered thereby, to each Underwriter.

  (iii)
  Each Underwriter severally and not jointly represents and warrants to, and agrees with, the Company that:

          (a)   Such Underwriter will not distribute the Securities in jurisdictions other than the provinces of Canada or the United States pursuant to the Canadian Prospectus and the Registration Statement as applicable.

          (b)   Such Underwriter and each of its affiliates and any Selling Firm utilized by any of them shall, in each case, solicit and offer Securities for sale only in compliance with all applicable Canadian Securities Laws and U.S. securities laws;

          (c)   Such Underwriter and each such affiliate and/or Selling Firm as aforesaid, will not, in connection with the offering of the Securities, make any representation or warranty with respect to the Securities, except pursuant to the Canadian Prospectus in connection with sales made in Canada, or the Registration Statement in connection with sales made in the United States;

          (d)   Such Underwriter has good and sufficient right and authority to enter into this Agreement and complete the transactions to be completed by it under this Agreement on the terms and conditions set forth herein;

          (e)   Such Underwriter and each such affiliate and/or Selling Firm as aforesaid is or will be duly qualified under applicable securities laws in those jurisdictions in which it, or its affiliates and/or Selling Firm as aforesaid, will act as underwriter of the Company in connection with the offering of Securities as to permit it to lawfully fulfill its obligations under this Agreement; and

          (f)    Such Underwriter will complete the distribution of the Securities as soon as is reasonably possible and upon completion of such distribution, will provide a report of the distribution by jurisdiction.

The representations and warranties and covenants of the Underwriters contained in sections (a)-(f) above shall be true and correct as of the Closing Date with the same force and effect as if then made by the Underwriters as of that date.

2    Purchase and Sale.

          (a)   Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Company and the Selling Shareholders agree, severally and not jointly, as specified in Schedule II hereto, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $0.90 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

          (b)   Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 2,889,250 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representative to the Company setting forth the number of the Option Securities as to which the several Underwriters are exercising the Over-Allotment Option and the settlement date, which settlement date shall be a Business Day (i) no earlier than two Business Days after such notice has been given (and, in any event, no earlier than the Closing Date) and (ii) no later than ten Business Days after such notice has been given. The maximum number of Option Securities to be sold by the Company is 2,889,250. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Underwriters in their absolute discretion shall make to eliminate any fractional shares.

3    Delivery and Payment.    Delivery of and payment for the Underwritten Securities and the Option Securities (if the Over-Allotment Option shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 8:00 a.m., Toronto time, on August 19, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement among the Representative, the Company and the Selling Shareholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date" and the "Closing Time", respectively). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Shareholders, net of the Underwriting Fee and net of amounts payable to the Underwriters' legal counsel up to Cdn. $210,000 in the aggregate (the "Legal Fees") and out-of-pocket expenses of the Underwriters incurred in connection with the offering and sale of the Securities up to Cdn. $40,000 in the aggregate (the "Out-of-Pocket Expenses") (which expenses shall be borne by the Company), to or upon the order of the Company and the Selling Shareholders by wire transfer payable in immediately available funds to the accounts specified by the Company and the Selling Shareholders. Certificates for the Underwritten Securities and the Option Securities, if any, shall be delivered in accordance with the registration instructions provided by the Representative at least 48 hours prior to Closing Time.

        Each Selling Shareholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Shareholder and the respective Underwriters will pay any additional share transfer taxes involved in further transfers.

        If the Over-Allotment Option is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at Cassels Brock & Blackwell LLP, Suite 2100, Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2, on the date specified by the Representative and the Company (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof, net of the Underwriting Fee and net of the Legal Fees and Out-of-Pocket Expenses incurred in connection with the exercise of the Over-Allotment Option, to or upon the order of the Company by wire transfer payable in immediately available funds to the account(s) specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4    Offering by Underwriters.    It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5    Agreements.

  (i)
  The Company agrees with the several Underwriters that:

          (a)   Prior to the filing of the Registration Statement, the Canadian Prospectus and any Supplementary Materials (as defined below), the Company shall allow the Underwriters to participate fully in the preparation of the Registration Statement, the Canadian Prospectus and such Supplementary Materials, respectively, and shall allow the Underwriters to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters to responsibly execute the certificate required to be executed by the Underwriters in the Canadian Prospectus and any Supplementary Materials. During the period commencing on the date hereof and ending on the completion of the distribution of Securities hereunder, the Company shall also co-operate in all respects with the Underwriters to allow and assist the Underwriters to participate in the preparation of any Supplementary Materials and shall allow the Underwriters to conduct all "due diligence" investigations which, in the opinion of the Underwriters, are required to be undertaken, including so as to enable the Underwriters to responsibly execute any certificate related to such Supplementary Materials.

          (b)   The Company shall deliver to the Underwriters contemporaneously, as nearly as practicable, with the execution and delivery of this Agreement: (i) a copy of the Canadian Preliminary Prospectus in each of the French and the English language signed and certified as required by the Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions; (ii) a copy of all such documents and certificates that were filed with the Canadian Preliminary Prospectus under Canadian Securities Laws; (iii) an opinion of its auditors, KPMG LLP, addressed to the Underwriters and their counsel, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French language version of the consolidated financial statements of the Company forming part of the Canadian Preliminary Prospectus, including the related notes thereto and the related auditors' reports thereon is a complete and proper translation of the English language version thereof and such French language version is not susceptible to any materially different interpretation with respect to any material matter contained therein, (iv) an opinion of KPMG LLP or Friedman & Friedman, as the case may be, addressed to the Underwriters and their counsel, in form and substance satisfactory to the Underwriters and their counsel to the effect that the French language version of (1) the Management's Discussion and Analysis set out in the Canadian Preliminary Prospectus, and (2) the "Summary Financial Data" and "Selected Consolidated Financial Data" set out in the Canadian Preliminary Prospectus (all of the foregoing collectively with the consolidated financial statements, the related notes thereto and the related auditors' report thereon known as the "Financial Information") is a complete and proper translation of the English language version thereof and such French language version is not susceptible to any materially different interpretation with respect to any material matter contained therein; (v) an opinion of Desjardins Ducharmes Stein Monast addressed to the Underwriters and their counsel in form and substance satisfactory to the Underwriters and their counsel, to the effect that, except for the Financial Information, the French language version of each of the Canadian Preliminary Prospectus is a complete and proper translation of the English language version thereof and such French language version is not susceptible to any materially different interpretation with respect to any material matter contained therein; and (vi) a letter from the TSX advising the Company that approval of the conditional listing of the Securities has been granted by the TSX, subject to the satisfaction of certain conditions set out therein.

          (c)   The Company shall deliver to the Underwriters contemporaneously, as nearly as practicable, with the filing of the Canadian Final Prospectus with the Ontario Securities Commission: (i) a copy of the Canadian Final Prospectus in each of the French and the English language signed and certified as required by the Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions; (ii) a copy of all such documents and certificates that were filed with the Canadian Final Prospectus under Canadian Securities Laws; (iii) an opinion of its auditors, KPMG LLP, addressed to the Underwriters and their counsel, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French language version of the consolidated financial statements of the Company forming part of the Canadian Final Prospectus, including the related notes thereto and the related auditors' reports thereon is a complete and proper translation of the English language version thereof and such French language version is not susceptible to any materially different interpretation with respect to any material matter contained therein, (iv) an opinion of KPMG LLP or Friedman & Friedman, as the case may be, addressed to the Underwriters and their counsel, in form and substance satisfactory to the Underwriters and their counsel to the effect that the French language version of (1) the Management's Discussion and Analysis set out in the Canadian Final Prospectus, and (2) the "Summary Financial Data" and "Selected Consolidated Financial Data" set out in the Canadian Final Prospectus (all of the foregoing collectively with the consolidated financial statements, the related notes thereto and the related auditors' report thereon known as the "Financial Information") is a complete and proper translation of the English language version thereof and such French language version is not susceptible to any materially different interpretation with respect to any material matter contained therein; and (v) an opinion of Desjardins Ducharmes Stein Monast addressed to the Underwriters and their counsel in form and substance satisfactory to the Underwriters and their counsel, to the effect that, except for the Financial Information, the French language version of each of the Canadian Final Prospectus is a complete and proper translation of the English language version thereof and such French language version is not susceptible to any materially different interpretation with respect to any material matter contained therein. The deliveries set forth in (i) shall also constitute the Company's consent to the Underwriters' use of the Canadian Final Prospectus for the Distribution of the Securities in the Canadian Qualifying Jurisdictions in compliance with the provisions of this Agreement.

          (d)   The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective.

          (e)   The Company will notify the Underwriters promptly, and confirm the notice in writing, when any amendment to the Registration Statement has been filed with the Commission or has become effective, and when the Canadian Final Prospectus, or any amended Canadian Prospectus, U.S. Prospectus or any supplement thereto (collectively, "Supplementary Material") shall have been filed, in which case the Company shall deliver to the Underwriters all signed and certified copies of such Supplementary Material in the English and French languages along with all documents similar to those referred to in Section 5(i) (b) (i), (ii), (iii) and (iv) and Section 5(i) (c) (i), (ii), (iii) and (iv) and such other documents as the Underwriters may reasonably request. Prior to the termination of the offering of the Securities and the Distribution, the Company will not file any amendment of the Registration Statement or supplement to the U.S. Prospectus or any Rule 462(b) Registration Statement or the U.S. Prospectus or any amendment to the Canadian Prospectus unless the Company has furnished to the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the U.S. Prospectus is otherwise required under Rule 424(b), the Company will cause the U.S. Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative in writing: (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the U.S. Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities and the Distribution, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the U.S. Prospectus or for any additional information, or any request by any Canadian Securities Commission that the Company make any amendment to the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Supplementary Material or that the Company provide any additional information in respect of the offering of the Securities, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or of the Company obtaining knowledge of the threatening of any proceeding for that purpose or the receipt by the Company of any written communication from any Canadian Securities Commission, the TSX or any other Governmental Authority relating to the Prospectus or the Distribution of the Securities, and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (f)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the applicable requirements of the Act, the Company promptly will: (1) notify the Representative of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(d) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, and (3) supply any supplemented Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request.

          (g)   Commencing on the date hereof and until the later of: (1) the completion of the Distribution, or (2) the time at which the Act no longer requires a prospectus relating to the Securities to be delivered, the Company shall promptly notify the Underwriters in writing of:

    (i)
    any change (actual, anticipated, contemplated, proposed or threatened, financial or otherwise) in the business, affairs, operations, assets, properties, prospects, liabilities (contingent or otherwise), capital, earnings of financial condition of the Company;

    (ii)
    any change in any material fact (which shall include the disclosure of any previously undisclosed material fact) or any misstatement of any material fact contained in the Prospectus or any Supplementary Material;

    (iii)
    the discovery of any new material fact that would have been required to be disclosed in the Prospectus or any Supplementary Material had it been discovered prior to the date thereof; or

    (iv)
    any change in Canadian Securities Laws or the Act (in such case, the Company will notify the Selling Shareholders as well);

which is, or may be, of such a nature as to render the Prospectus or any Supplementary Material misleading or untrue in whole or in part or would result in a misrepresentation (as such term is defined under Canadian Securities Laws) therein or would result in the Registration Statement, the Prospectus or any Supplementary Material not complying with any Canadian Securities Laws or the Act or which change, misstatement or new material fact would reasonably be expected to have a significant effect on the market price or value of the Securities.

          (h)   During the period commencing on the date hereof and ending on the completion of the Distribution of the Securities hereunder, the Company will promptly inform the Underwriters of the full particulars of:

    (i)
    any request of the Commission or any Canadian Securities Commission for any amendment to the Canadian Preliminary Prospectus, the Preliminary U.S. Prospectus, the Prospectus, the Registration Statement or any Supplementary Materials or for any additional information in connection with the offering and sale of the Securities;

    (ii)
    the issuance by the Commission, any Canadian Securities Commission, the TSX, AMEX or any other Governmental Authority of any order to cease or suspend trading of any securities of the Company or of the institution or threat of institution of any proceedings for that purpose; and

    (iii)
    any notice or other correspondence received by any of them from any Governmental Authority requesting information, meeting or hearing or commencing or threatening any investigation into any of them or their business that would have a material adverse effect on the condition of the Company or the completion of the offering and sale of the Securities.

          (i)    Until the date on which the Distribution of the Securities is completed, the Company will promptly (and in any event within any applicable time limitation) comply with all legal requirements under the Act, Canadian Securities Laws, and the rules and by-laws governing the TSX and AMEX required as a result of any event described in Section 5(i)(g) or (h) in order to continue to qualify the Distribution of the Securities and the Over-Allotment Option in each of the Canadian Qualifying Jurisdictions and the offering of the Securities in the United States pursuant to this Agreement, including the prospectus amendment provisions of the Canadian Securities Laws, and will prepare and file to the satisfaction of the Underwriters any Supplementary Material which, in the opinion of the Underwriters, may be necessary or advisable. In addition to the provisions of Section 5(i)(g) or (h) above, the Company will, in good faith, discuss with the Underwriters any change, event or fact contemplated in Section 5(i)(g) or (h) which is of such a nature that there may be reasonable doubt as to whether notice should be given to the Underwriters under Section 5(i)(g) or (h) and will consult with the Underwriters with respect to the form and content of any Supplementary Material proposed to be filed by the Company, it being understood and agreed that no such Supplementary Material will be filed with the Commission or any Canadian Securities Commission prior to the review and approval by the Underwriters and their counsel. The Company shall also cooperate in all respects with the Underwriters to allow and assist the Underwriters to participate in the preparation of any

  Supplementary Material and to conduct all due diligence investigations which the Underwriters deem appropriate in order to fulfill their obligations as underwriters and to enable the Underwriters to responsibly execute any certificate related to such Supplementary Material required to be executed by them.

          (j)    As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (k)   The Company will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representative may reasonably request. The Company shall cause commercial copies of the U.S. Prospectus and of the Canadian Prospectus in the English and French languages to be delivered to the Underwriters, without charge, in such numbers and in such places as the Underwriters may reasonably request. The Company will use to its reasonable best efforts to effect such delivery as soon as possible and not later than 12:00 p.m., Toronto time, on the first Business Day immediately following the date of receipt of the MRRS decision document with respect to the Canadian Prospectus. The Company will use its reasonable best efforts to effect the delivery of commercial copies of any Supplementary Material required to be delivered, on request to the Underwriters or to any purchaser of Securities.

          (l)    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities or taxation, in any jurisdiction where it is not now so subject.

          (m)  The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the Company may (i) issue and sell shares of Common Stock pursuant to any employee stock option plan (and may issue options thereunder), share ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time; (ii) and the Company may issue shares of Common Stock upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and disclosed in the Prospectus; and (iii) Shares of Common Stock held in escrow as of the Execution Time may be released from such escrow in accordance with their escrow terms.

          (n)   Except where such non-compliance would not have a Material Adverse Effect, the Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act and the FCPA and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act, and the FCPA.

          (o)   The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (p)   The Company will not issue any press release or public announcement, where such press release or public announcement relates to the transactions contemplated herein or any financial, regulatory or material business matters, between the date hereof and the Closing Date without first consulting with the Representative.

          (q)   Whether or not the transactions contemplated by this Agreement shall be completed, all expenses of or incidental to the grant of the Over-Allotment Option, the issue (in the case of the Company Securities), sale and delivery of the Securities and all expenses of or incidental to all other matters in connection with the transactions set out in this Agreement shall be borne directly by the Company, including, without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the preparation, printing or reproduction and filing with the Canadian Securities Commission of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, including any materials or certificates filed therewith, and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, the Canadian Preliminary Prospectus, the Canadian Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering and sale of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the Securities on AMEX and the listing of the Securities on the TSX; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (xi) the fees of legal counsel to the Underwriters (plus taxes and disbursements) not to exceed Cdn. $210,000; (xii) the reasonable fees and expenses relating to the marketing of the Securities (including, without limitation, "road shows", marketing meetings, marketing documentation and investor meetings); (xiii) all reasonable out-of-pocket expenses of the Underwriters (including Underwriters' travel expenses in connection with due diligence, marketing meetings and "road shows") not to exceed Cdn. $40,000; and (xiv) all other costs and expenses incident to the performance by the Company and the Selling Shareholders of their obligations hereunder. The Selling Shareholders shall be solely responsible for their legal expenses.

          (r)   The Company will use the net proceeds from the sale of the Securities in the manner described in the Prospectus.

(ii)
Each Selling Shareholder agrees with the several Underwriters that:

          (a)   Such Selling Shareholder shall have entered into a "lock-up" agreement in form and substance satisfactory to the Underwriters.

          (b)   Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (c)   Such Selling Shareholder will advise the Underwriters promptly, and if requested by the Underwriters, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information furnished in writing to the Company by such Selling Shareholder specifically for use in connection with the preparation of the Registration Statement or the Prospectus.

          (d)   Such Selling Shareholder will not issue any press release or public announcement between the date hereof and the Closing Date relating in any way to the offering and sale of the Securities without first consulting with the Representative.

          (e)   Such Selling Shareholder will comply with the agreement contained in Section 5(i)(p).

        6    Conditions to the Obligations of the Underwriters.    The obligations of the Underwriters on the Closing Date to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

          (a)   If the Registration Statement has not become effective prior to the Execution Time, unless the Representative and the Company, both acting reasonably, agree in writing to a later time, the Registration Statement will become effective not later than: (i) 6:00 p.m. Toronto time on the date of determination of the initial public offering price, if such determination occurred at or prior to 3:00 p.m. Toronto time on such date, or (ii) 9:30 a.m. on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. Toronto time on such date; if filing of the U.S. Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the U.S. Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b).

          (b)   The Canadian Final Prospectus shall have been filed with the Canadian Securities Commissions in accordance with the Ontario Securities Commission Rule 41-501 and the Company shall have obtained a final MRRS decision document issued by the Ontario Securities Commission, in its capacity as principal regulator under MRRS, evidencing that final receipts of the Canadian Securities Commissions have been issued in respect of the Canadian Final Prospectus.

          (c)   No order having the effect of ceasing or suspending the Distribution or offering of the Securities shall have been issued or proceedings therefor initiated or threatened by the Commission, any Canadian Securities Commission, any securities regulatory authority, any stock exchange, AMEX or the TSX, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and any request on the part of the Commission or any Canadian Securities

  Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

          (d)   The Company shall have requested and caused Cassels, Brock & Blackwell LLP, Canadian counsel for the Company, to have furnished to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters and their counsel which opinion will be subject to their standard limitations, exceptions, qualifications and assumptions, on the matters set forth in Schedule 6(d).

          (e)   The Company shall have requested and caused Morgan, Lewis & Bockius LLP, United States counsel for the Company, to have furnished to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters and their counsel, which opinion will be subject to their standard limitations, exceptions, qualifications and assumptions, on those matters set forth in Schedule 6(e).

          (f)    The Selling Shareholders shall have requested and caused special counsel for the Selling Shareholders (who shall be acceptable to the Underwriters, acting reasonably), to have furnished to the Underwriters their opinion dated the Closing Date and addressed to the Underwriters and their counsel which opinion will be subject to their standard limitations, exceptions, qualifications and assumptions, on those matters set forth in Schedule 6(f).

          (g)   The Representative shall have received from Hodgson Russ LLP, U.S. counsel for the Underwriters, and Stikeman Elliott LLP, Canadian counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the U.S. Prospectus (together with any supplement thereto), the Canadian Prospectus and other related matters as the Representative may reasonably require, and the Company and each Selling Shareholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (h)   The Company shall have furnished to the Representative certificates dated the Closing Date, signed by appropriate officers of the Company, addressed to the Underwriters and their counsel, with respect to the charter, articles and by-laws of the Company, all resolutions of the shareholders and the board of directors of the Company and other corporate action relating to this Agreement and to the authorization, issue, sale and delivery of the Company Securities, the grant of the Over-Allotment Option, the incumbency and specimen signatures of signing officers and with respect to such other matters as the Underwriters may reasonably request;

          (i)    The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer of the Company in their capacities as such and not individually, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the U.S. Prospectus, any supplements to the U.S. Prospectus, the Canadian Prospectus, any Supplementary Material and this Agreement and that:

    (i)
    the representations, warranties and covenants of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

    (ii)
    no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened;

    (iii)
    no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Securities or any other securities of the Company has been issued or made by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company threatened by any Governmental Authority;

    (iv)
    since June 30, 2005, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and

    (v)
    such other matters as the Underwriters may reasonably request.

          (j)    Each Selling Shareholder shall have furnished to the Representative a certificate, signed by the Attorneys-in-Fact appointed in the Custody Agreement, dated the Closing Date, to the effect that such Selling Shareholder has carefully examined the Registration Statement, the U.S. Prospectus, any supplement to the U.S. Prospectus, the Canadian Prospectus and any Supplementary Material and this Agreement and that the representations, warranties and covenants of such Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date and that such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (k)   The Company shall have requested and caused KPMG LLP to have furnished to the Underwriters letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date (with the requisite procedures to be completed by such auditors no later than two Business Days prior to the Execution Time and the Closing Date), in form and substance attached hereto as Schedule 6(k).

          (l)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the U.S. Prospectus (exclusive of any supplement thereto) and the Canadian Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 6 or (ii) any change in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the U.S. Prospectus (exclusive of any supplement thereto) and the Canadian Prospectus, and the Underwriters shall not have become aware of any undisclosed material adverse information relating to the Company and its Subsidiaries, or other adverse material development, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the U.S. Prospectus (exclusive of any supplement thereto) and the Canadian Prospectus.

          (m)  Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

          (n)   The Securities shall have been approved for listing on AMEX, subject only to official notice of issuance.

          (o)   The Securities shall be listed and posted for trading on the TSX at the opening of trading on the Closing Date.

          (p)   The Company shall have requested and caused Desjardins Ducharmes Stein Monast to have furnished to the Underwriters an opinion, dated the Closing Date and addressed to the Underwriters and their counsel, in form and substance reasonably satisfactory to the Underwriters and their counsel, regarding compliance with all the laws of the Province of Quebec relating to the use of the French language in connection with the documents (including the Canadian Prospectus, any Supplementary Material, forms of order and confirmation and certificates representing the Securities) to be delivered to purchasers of the Securities in the Province of Quebec.

          (q)   The Underwriters shall have received on the Closing Date such other certificates, statutory declarations, agreements or materials that are customary in public offerings, in form and substance reasonably satisfactory to the Underwriters and their counsel, as the Underwriters and their counsel may reasonably request.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company and each Selling Shareholder in writing or by telephone or facsimile confirmed in writing.

        The documents required to be delivered by this Section 6 shall be delivered at the office of Cassels Brock & Blackwell LLP, Suite 2100, Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2, counsel for the Company, on the Closing Date.

        7    Reimbursement of Underwriters' Expenses.    If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Shareholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Desjardins Securities Inc. on demand for all reasonable out-of-pocket expenses not to exceed an aggregate of Cdn. $40,000 and all reasonable fees and disbursements of the Underwriters' legal counsel (not to exceed Cdn. $210,000) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

        8    Indemnification and Contribution.

          (a)   The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, Canadian Securities Laws or any other Federal, state or provincial statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact (except facts relating solely to the Underwriter) required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon or in conformity with written information furnished to the Company by the Underwriter, or on behalf of any Underwriter through the Representative or their counsel, specifically for inclusion therein; and provided further that the foregoing indemnity agreement with respect to the Preliminary U.S. Prospectus or

  Canadian Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the U.S. Prospectus or Canadian Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if such U.S. Prospectus or Canadian Prospectus (as so amended or supplemented) was previously furnished to such Underwriter and would have cured the defect giving rise to such losses, claims, damages or liabilities. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b)   Each of the Selling Shareholders severally and not jointly agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, Canadian Securities Laws or any other Federal, state or provincial statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact (except facts relating solely to the Underwriter) required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Selling Shareholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for inclusion specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Selling Shareholders may otherwise have.

          (c)   Each Selling Shareholder severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each Selling Shareholder, if any, to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity will be in addition to any liability which any Selling Shareholder may otherwise have.

          (d)   Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Shareholder, to the same extent as the foregoing indemnity set out in 8(a) to each Underwriter, but only with reference to written information relating to such Underwriter or to the offering furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Shareholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting," (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

          (e)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a), (c) or (d) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (c) or (d) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to paragraph (a) and by the Company in the case of parties indemnified pursuant to paragraph (c) or (d). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (f)    In the event that the indemnity provided in paragraph (a), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholders, severally and not jointly, and the Underwriters, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Shareholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the Underwriting Fee applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholders, severally and not jointly, and the Underwriters, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Shareholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by a Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering and sale of the Securities (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total Underwriting Fee. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (f).

          (g)   The liability of each Selling Shareholder under such Selling Shareholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Shareholder to the Underwriters. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

        9    Default by an Underwriter.    If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Shareholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

        10    Termination.    Each Underwriter is entitled to terminate its obligation to purchase the Securities by written notice to that effect given to the Company at or prior to the Closing Time if:

          (a)   any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is instituted, announced or threatened or any order is made by any Governmental Authority (other than an inquiry, action, suit, investigation or proceeding or order based solely upon the activities of the Underwriters), or there is any change of any Laws, or interpretation or administration thereof, which, in the opinion of any of the Underwriters, operates to prevent or restrict the distribution of the Securities in the United States or in any of the Canadian Qualifying Jurisdictions or would prevent or restrict trading in the Securities of the Company or would reasonably be expected to have a significant adverse effect on the market price or value of the Securities;

          (b)   there occurs any material change, any other change, event or fact contemplated by Section 5(i)(g) which, in the reasonable opinion of that Underwriter, could be expected to result in the purchasers of a material number of Securities exercising their right under securities Laws to withdraw from or rescind their purchase thereof or sue for damages in respect thereof or which could reasonably be expected to have a significant adverse effect on the market price or value of the Securities or any of them;

          (c)   the state of the financial markets is such that in the reasonable opinion of that Underwriter, the Securities cannot be profitably marketed;

          (d)   there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence, acts of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or any action, law, regulation, inquiry or other occurrence of any nature which, in the opinion of such Underwriter, materially adversely affects or may materially adversely affect the Canadian and U.S. financial markets generally or the business, operations or affairs of the Company and its Subsidiaries, taken as a whole, or the market price or value of the Securities; or

          (e)   there is announced any change or proposed change in the income tax laws of the United States or Canada or the interpretation or administration thereof and such change would, in the reasonable opinion of an Underwriter, acting in good faith and after consultation with the Company, be expected to have a significant adverse effect on the marketability of the Securities.

          In addition to the foregoing, this Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to the Closing Date, if at any time prior to such time: (i) (x) trading in the shares of Common Stock shall have been suspended by the Commission, any of the Canadian Securities Commissions, the TSX or AMEX, or (y) the TSX shall have been suspended or limited or minimum prices shall have been established on AMEX or the TSX, (ii) a banking moratorium shall have been declared either by Federal, or Pennsylvania State or Canadian authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Canada of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

          If this Agreement is properly terminated by any of the Underwriters pursuant to Section 10 of this Agreement, there will be no further liability hereunder on the part of that Underwriter or of the Company to that Underwriter, except in respect of any liability that may have arisen or may later arise under Section 8 and Section 5(i)(q) of this Agreement. The right of the Underwriters or any of them to terminate their respective obligations under this Agreement or to terminate this Agreement is in addition to all other rights and remedies as they may have in respect of any default, act or failure to act of any of the Company in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under this Section 10 will not be binding upon the other Underwriters.

        11    Representations and Indemnities to Survive.    The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Shareholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

        12    Notices.    All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Desjardins Securities Inc.,145 King Street West, Suite 2750, Toronto, Ontario, Canada M5H 1J8, Attention: Jeffrey Olin, Managing Partner, Ontario (fax no.: (416) 861-9992); or, if sent to the Company, will be mailed, delivered or telefaxed to Tucows Inc., 96 Mowat Avenue, Toronto, Ontario, Canada M6K 3M1, Attention: Elliot Noss, President and Chief Executive Officer (fax no.: (416) 531-1257); or if sent to any Selling Shareholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

        13    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

        14    Applicable Law.    This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario.

        15    Counterparts.    This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        16    Headings.    The section headings used herein are for convenience only and shall not affect the construction hereof.

        17    Entire Agreement.    This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings and representations between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

        18    Definitions.    The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in Toronto, Ontario.

          "Canadian Securities Commissions" means, collectively, the securities commissions or other securities regulatory authorities in each of the Canadian Qualifying Jurisdictions.

          "Canadian Securities Laws" means all applicable securities laws in each of the Canadian Qualifying Jurisdictions emanating from Governmental Authorities, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions and all rules, by-laws and regulations governing the TSX, all as the same are in effect at the date hereof and as amended, supplemented or replaced from time to time during the period of Distribution.

          "Commission" shall mean the Securities and Exchange Commission.

          "Company Securities" means the shares of Common Stock to be issued, sold and delivered by the Company to the Underwriters in accordance with the terms and conditions hereof.

          "Distribution" means "distribution" or "distribution to the public" of the Securities as those terms are defined in Canadian Securities Laws.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

          "Governmental Authority" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, court, tribunal, arbitral body, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi- governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, and any stock exchange or self-regulatory authority and, for greater certainty, includes the Canadian Securities Commissions, AMEX, the TSX and Market Regulation Services Inc.

          "Laws" means applicable securities laws and all other statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval,

  permission, authority or license, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities.

          "MRRS" means the mutual reliance review system procedures provided for under National Policy 43-201—Mutual Reliance Review System for Prospectuses and Annual Information Forms.

          "Preliminary U.S. Prospectus" shall mean any preliminary prospectus referred to in Section l(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "Registration Statement" shall mean the registration statement referred to in Section 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering and sale of the Securities covered by the registration statement referred to in Section 1(i)(a) hereof.

          "Selling Firms" means such investment dealers and brokers through which the Underwriters may sell Securities to the public under the terms of this Agreement.

          "Taxes" includes all forms of taxation (including, without limitation, any net income or gains, minimum, gross income, gross receipts, sales, use, ad valorem, value-added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, property, custom, environmental or windfall tax or duty), together with interest, penalties and additions imposed with respect to the foregoing, imposed by any local, municipal, state, provincial, Federal or other government, governmental entity or political subdivision, whether of Canada, the United States or other country or political unit.

          "Tax Return" means all returns, declarations, statements, reports, schedules, forms and information returns, whether original or amended, relating to Taxes.

          "TSX" means the Toronto Stock Exchange.

          "U.S. Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

[Remainder of page intentionally left blank.]

        If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning them to the Representative upon which this letter as so accepted shall constitute an Agreement among us.

        Yours very truly,

DESJARDINS SECURITIES INC.
By:
/s/ JEFFREY F. OLIN Name: Jeffrey F. Olin
BMO NESBITT BURNS INC.
By:
/s/ JOHN L. EASSON Name: John L. Easson
CIBC WORLD MARKETS
By:
/s/ KEVIN W. DALTON Name: Kevin W. Dalton
CLARUS SECURITIES INC.
By:
/s/ JAMES E. LORIMER Name: James E. Lorimer

        The foregoing offer is accepted and agreed to as of the date first above written.

TUCOWS INC.
By:
/s/ ELLIOT NOSS Name: Elliot Noss
By:
/s/ MIKE COOPERMAN Name: Mike Cooperman
THE SELLING SHAREHOLDERS LISTED ON SCHEDULE II HERETO
By:
/s/ ELLIOT NOSS Elliot Noss as Attorney-in-Fact acting on behalf of the Selling Shareholders

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Desjardins Securities Inc.	11,112,500
BMO Nesbitt Burns Inc	4,445,000
CIBC World Markets Inc.	4,445,000
Clarus Securities Inc.	2,222,500

TOTAL	22,225,000

SCHEDULE II

Unless otherwise noted, each person's address is:
c/o Tucows Inc., 96 Mowat Avenue, Toronto, Ontario, Canada M6K 3M1

Selling Shareholders	Number of Underwritten Securities to be Sold
STI Ventures N.V.	17,545,836
Parman Holding Corp.	3,702,810
Scorpio (BSG) Ltd.	575,181

ANNEX A

Significant Subsidiaries

Infonautics Corporation	Pennsylvania
Tucows (Delaware) Inc.	Delaware
Boardtown Corporation	Mississippi
Tucows.com Co.	Nova Scotia

SCHEDULE 6(d)
Canadian Counsel Legal Opinion

          (i)    Tucows.com Co. is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and Tucows.com Co. is registered to carry on business as an extra-provincial corporation under the laws of Ontario;

          (ii)   all of the issued and outstanding common shares or other equity interests of capital stock of Tucows.com Co. are, to such counsel's knowledge, owned of record by Tucows (Delaware) Inc. (or the Company or another Subsidiary);

          (iii)  the Securities have been conditionally approved for listing on the TSX, subject only to the requirements set out in the TSX conditional approval letter dated July 20, 2005 and the certificates for the Securities comply with the requirements of the TSX;

          (iv)  to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries or its or their property of a character required to be disclosed in the Prospectus which is not adequately disclosed in the Prospectus;

          (v)   all documents have been filed and all requisite proceedings have been taken and all approvals, permits, consents and authorizations of appropriate regulatory authorities under Canadian Securities Laws have been obtained to qualify the Distribution of the Over-Allotment Option and the Securities in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers duly registered under the Canadian Securities Laws of each such Canadian Qualifying Jurisdiction who have complied with the relevant provisions of the Canadian Securities Laws of such Canadian Qualifying Jurisdiction;

          (vi)  no consent, approval, authorization, filing with or order of any Canadian court or Governmental Authority is required in connection with the transactions contemplated herein, except such as have been obtained under the Canadian Securities Laws in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

          (vii) the Securities are qualified investments under the Income Tax Act (Canada) and the regulations thereunder (the "Tax Act") for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans;

          (viii) this Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable remedies when equitable remedies are sought; provided, however, that no opinion need be expressed on the enforceability of the indemnity and contribution provisions herein; and

          (ix)  such other matters as the Underwriters may reasonably request.

SCHEDULE 6(e)
U.S. Counsel Legal Opinion

        (i)    Each of the Company and each Subsidiary other than Tucows.com Co. (each a "Named Subsidiary"), is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to own, lease and operate its properties and conduct its business as described in the Registration Statement and the U.S. Prospectus, and the Company and each Named Subsidiary that is incorporated under the laws of the State of Delaware is duly qualified to do business as a foreign corporation and is good standing under the laws of each jurisdiction listed opposite its name set forth on Schedule A to such counsel's opinion.

        (ii)   All of the issued and outstanding shares of capital stock of each Named Subsidiary are, to such counsel's knowledge, owned of record by the Company (or by another Subsidiary).

        (iii)  All necessary corporate action has been taken by the Company to authorize the execution and delivery of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus and the filing thereof in each of the Canadian Qualifying Jurisdictions.

        (iv)  The Company has authorized and issued capital stock as set forth in the Registration Statement and the U.S. Prospectus, and the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are, to such counsel's knowledge, fully paid and non-assessable and free of statutory preemptive rights and rights of first refusal.

        (v)   The Company Securities have been duly authorized by the Company and, when issued and sold by the Company, and delivered by the Company to, and paid for by, the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

        (vi)  The Company Securities have been duly listed on the AMEX.

        (vii) The holders of outstanding shares of common stock of the Company are not entitled, pursuant to the Company's articles of incorporation or, to the knowledge of such counsel, pursuant to any contract or agreement to which the Company is a party, to preemptive or other similar rights to subscribe for shares of common stock of the Company.

        (viii) To the knowledge of such counsel, there are no contracts, licenses, agreements, leases or documents of a character that are required to be filed as exhibits to the Registration Statement, or to be summarized or described in the U.S. Prospectus, which have not been so filed, summarized, or described as required.

        (ix)  Except as set forth in the U.S. Prospectus, to the knowledge of such counsel, there are no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange for, any securities of the Company, in each case to which the Company is a party.

        (x)   The statements set forth under the caption "Description of Capital Stock" in the U.S. Prospectus, insofar as such statements purport to summarize certain provisions of the articles of incorporation and by-laws of the Company, provide a fair summary of such provisions in all material respects.

        (xi)  The statements in the U.S. Prospectus under the captions "Description of Capital Stock—Certain Anti-Takeover Provisions," "Description of Capital Stock—Limitation of Liability and Indemnification of Directors and Officers" and "Shares Eligible For Future Sale," to the extent that they constitute summaries of United States federal or Pennsylvania State statutes, rules and regulations, or portions thereof, are accurate in all material respects. The description of law and the legal conclusions contained in the U.S. Prospectus under the caption "United States Federal Income Tax Consequences to Non-United States Holders," to the extent that they relate to matters of United States federal income law are accurate in all material respects.

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        (xii) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending its effectiveness has been issued by the Commission, nor, to such counsel's knowledge, is a proceeding for that purpose pending before or contemplated by the Commission.

        (xiii) The Registration Statement and the U.S. Prospectus (except as to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, and information about internal controls over financial reporting, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Act.

        (xiv) This Agreement has been duly authorized, executed and delivered by the Company.

        (xv) No consent, approval, authorization or order of or filing with any federal or state court or governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the issuance and sale of the Company Securities, and the consummation by the Company of the transactions contemplated by this Agreement, other than such as have previously been obtained, including, without limitation, registration of the Company Securities under the Act and of the Common Stock under the Exchange Act; provided, however, that such counsel expresses no opinion as to (a) state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Company Securities are being offered by the Underwriters thereof, and (b) the approval by the National Association of Securities Dealers of the terms and conditions of this Agreement.

        (xvi) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not result in any breach or default under (nor constitute any event that, with notice, lapse of time, or both, would result in any breach or default under), or conflict with any provision of the articles of incorporation or by-laws of the Company, or any provision of any agreement or instrument filed as an exhibit to the Registration Statement, the PABCL, or any U.S. federal or Pennsylvania state law, rule or regulation that, in such counsel's experience, is generally applicable to transactions in the nature of those contemplated by this Agreement, or, to such counsel's knowledge, any decree, judgment or order of any court.

        (xvii) The Company is not and, after giving effect to the offering and sale of the Company Securities and the application of the proceeds as described in the U.S. Prospectus under the caption "Use of Proceeds," will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

        (xviii) To such counsel's knowledge, except as described in the U.S. Prospectus, no person is entitled to require the Company to register shares of capital stock or other securities of the Company under the Act in connection with the offering contemplated by the Registration Statement.

        (xix) Although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the U.S. Prospectus, on the basis of the foregoing and the information disclosed to such counsel, but without independent check and verification, and relying as to materiality on representations and statements of officers and other representatives of the Company, such counsel confirms to the Underwriters that no fact has come to the attention of those lawyers in such counsel's firm who have participated in the preparation of the Registration Statement and the U.S. Prospectus that has led such counsel to believe that the Registration Statement, as of the time it was declared effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the U.S. Prospectus, as of its date and at the date hereof, contained or contains any untrue statement of a material fact, or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel does not express any belief with respect to the financial statements, schedules, notes, other financial and accounting data, or statistical data derived therefrom, or information about internal controls over financial reporting, included in the Registration Statement or the U.S. Prospectus, or with respect to the validity, enforceability or non-infringement of any patent, copyright or trademark or name).

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SCHEDULE 6(f)
Selling Shareholder's Counsel Opinion

          (i)    each Selling Shareholder has been duly organized and is a validly existing corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business;

          (ii)   this Agreement and the Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by the Selling Shareholders, the Custody Agreement is valid and binding on the Selling Shareholders and each Selling Shareholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by such Selling Shareholder hereunder;

          (iii)  assuming payment by the Underwriters of the consideration for the Shares pursuant to the Underwriting Agreement, and that the Underwriters are acting in good faith and that they do not have notice of any adverse claims, upon delivery to the Underwriters by the Selling Shareholder of share certificates representing the Shares, duly endorsed for transfer to the Underwriters or in blank by the authorized attorney of the Selling Shareholder, the Underwriters will acquire the Shares free of any adverse claim;

          (iv)  to such counsel's knowledge, no consent, approval, authorization or order of any court or Governmental Authority or other third party is required for the consummation by any Selling Shareholder of the transactions contemplated herein, except such as may have been obtained under the Act, Canadian Securities Laws and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

          (v)   neither the sale of the Securities being sold by any Selling Shareholder nor the consummation of any other of the transactions herein contemplated by any Selling Shareholder or the fulfillment of the terms hereof by any Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument or any judgment, order or decree known to such counsel to be applicable to any Selling Shareholder or any of its Subsidiaries of any court, regulatory body, administrative agency, Governmental Authority or arbitrator having jurisdiction over any Selling Shareholder or any of its Subsidiaries.

QuickLinks

UNDERWRITING AGREEMENT
SCHEDULE I
SCHEDULE II
Significant Subsidiaries
SCHEDULE 6(d) Canadian Counsel Legal Opinion
SCHEDULE 6(e) U.S. Counsel Legal Opinion
SCHEDULE 6(f) Selling Shareholder's Counsel Opinion